Law Offices of Paul, Hastings, Janofsky & Walker LLP
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Internet www.paulhastings.com

April 29, 2004

Masters’ Select Funds Trust
Four Orinda Way, Suite 230D
Orinda, California 94563

Attn: Mr. John Coughlan

Re:   Masters’ Select Funds Trust (the “Registrant”)

Ladies and Gentlemen:

We hereby consent to the continued use in the Registrant’s Registration Statement, until its withdrawal, of our opinions (the “Prior Opinions”) respecting the legality of the shares of beneficial interest for the following series of the Registrant: Masters’ Select Equity Fund; Masters’ Select International Fund; Masters’ Select Value Fund; and Masters’ Select Smaller Companies Fund.

The Prior Opinions were previously filed as exhibits to the Registrant’s Registration Statement, and various amendments thereto.

                   Very truly yours,

               /s/ Paul, Hastings, Janofsky & Walker LLP

               Paul, Hastings, Janofsky & Walker LLP